EX-99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Goldman Sachs Trust of our reports dated October 26, 2021, relating to the financial statements and financial highlights of each of the funds listed in Appendix A (collectively, the “Funds”), which appear in the Funds’ Annual Reports on Form N-CSR for the period ended August 31, 2021. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

December 29, 2021

Appendix A

Fund name

Goldman Sachs Enhanced Dividend Global Equity

Goldman Sachs Tax-Advantaged Global Equity Portfolio

Goldman Sachs Capital Growth Fund

Goldman Sachs Growth Opportunities Fund

Goldman Sachs Strategic Growth Fund

Goldman Sachs Technology Opportunities Fund

Goldman Sachs Small Cap Growth Fund

Goldman Sachs Concentrated Growth Fund

Goldman Sachs U.S Equity ESG Fund

Goldman Sachs Flexible Cap Fund

Goldman Sachs Small/Mid Cap Growth Fund

Goldman Sachs Equity Income Fund

Goldman Sachs Small Cap Value Fund

Goldman Sachs Large Cap Value Fund

Goldman Sachs Small/Mid Cap Value Fund

Goldman Sachs Focused Value Fund

Goldman Sachs Mid Cap Value Fund

Goldman Sachs Strategic Volatility Premium Fund

Goldman Sachs Strategic Factor Allocation Fund

Goldman Sachs Global Managed Beta Fund

Goldman Sachs Tactical Tilt Overlay Fund

Goldman Sachs Cayman Commodity TIFF Fund